Exhibit 5

June 26, 2018

Walmart Inc.

702 Southwest 8th Street

Bentonville, Arkansas 72716

Walmart Inc.

$750,000,000 Floating Rate Notes Due 2020

$750,000,000 Floating Rate Notes Due 2021

$1,250,000,000 2.850% Notes Due 2020

$1,750,000,000 3.125% Notes Due 2021

$2,750,000,000 3.400% Notes Due 2023

$1,500,000,000 3.550% Notes Due 2025

$2,750,000,000 3.700% Notes Due 2028

$1,500,000,000 3.950% Notes Due 2038

$3,000,000,000 4.050% Notes Due 2048

Ladies and Gentlemen:

Reference is made to the Pricing Agreement dated June 20, 2018 (the “Pricing Agreement”) between Walmart Inc., a Delaware corporation (the “Company”), and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, acting for themselves and as representatives of the other several underwriters named in Schedule I to the Pricing Agreement (collectively, the “Underwriters”), and the Underwriting Agreement, dated June 20, 2018 (the “Underwriting Agreement” and, together with the Pricing Agreement, the “Agreement”), between the Company and the Underwriters, as incorporated by reference into the Pricing Agreement.

Further reference is made to: (i) the Registration Statement on Form S-3 (File No. 333-221941), which was prepared pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, was filed with the Commission on December 7, 2017, and, upon filing with the Commission, became effective pursuant to Rule 462(e) under the Securities Act (the “Registration Statement”); (ii) the Prospectus, dated December 7, 2017, constituting a part of the Registration Statement, including the documents incorporated therein by reference at each pertinent time (the “Base Prospectus”); (iii) the Preliminary Prospectus Supplement, dated June 20, 2018, which supplemented the Base Prospectus and which was filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act on June 20, 2018 (the “Preliminary Prospectus Supplement”); (iv) the Final Term Sheet, dated June 20, 2018, relating to $750,000,000 aggregate principal amount of the Company’s Floating Rate Notes Due 2020 (the “2020 Floating Rate Notes”), $750,000,000 aggregate principal amount of the Company’s Floating Rate Notes Due 2021 (the “2021 Floating Rate Notes”), $1,250,000,000 aggregate principal amount of the Company’s 2.850% Notes Due 2020 (the “2020 Fixed Rate Notes”), $1,750,000,000 aggregate principal amount of the Company’s 3.125% Notes Due 2021 (the

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June 26, 2018

“2021 Fixed Rate Notes”), $2,750,000,000 aggregate principal amount of the Company’s 3.400% Notes Due 2023 (the “2023 Notes”), $1,500,000,000 aggregate principal amount of the Company’s 3.550% Notes Due 2025 (the “2025 Notes”), $2,750,000,000 aggregate principal amount of the Company’s 3.700% Notes Due 2028 (the “2028 Notes”), $1,500,000,000 aggregate principal amount of the Company’s 3.950% Notes Due 2038 (the “2038 Notes”) and $3,000,000,000 aggregate principal amount of the Company’s 4.050% Notes Due 2048 (the “2048 Notes” and, together with the 2020 Floating Rate Notes, the 2021 Floating Rate Notes, the 2020 Fixed Rate Notes, the 2021 Fixed Rate Notes, the 2023 Notes, the 2025 Notes, the 2028 Notes and the 2038 Notes, the “Notes”), which was filed with and accepted by the Commission on June 20, 2018 pursuant to Rule 433 under the Securities Act and given a filing date of June 21, 2018 (the “Final Term Sheet”); (v) the Prospectus Supplement dated June 20, 2018, which supplemented the Base Prospectus and which was filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act on June 21, 2018 (the “Prospectus Supplement”); and (vi) the Indenture, dated as of July 19, 2005 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee under such indenture (in such capacity, the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and the Trustee (the “First Supplemental Indenture”), by the Second Supplemental Indenture, dated as of December 19, 2014, between the Company and the Trustee (the “Second Supplemental Indenture”) and by the Third Supplemental Indenture, dated as of June 26, 2018, between the Company and the Trustee (the “Third Supplemental Indenture” and, the Original Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”).

We have acted as special counsel to the Company in connection with the offer and sale of the Notes by the Company.

In rendering this opinion, we have examined and relied upon, without independent investigation or verification, executed originals, counterparts or copies of: (i) the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended and restated to date and in effect on the date hereof; (ii) the Registration Statement; (iii) the Base Prospectus; (iv) the Preliminary Prospectus Supplement; (v) the Final Term Sheet; (vi) the Prospectus Supplement; (vii) the Indenture; (viii) the Agreement; (ix) the form of each of two global notes, one of which will be in the principal amount of $500,000,000 and one of which will be in the principal amount of $250,000,000, and each of which will be dated June 27, 2018 and will be payable to Cede & Co., as nominee of The Depository Trust Company, as the depositary (the “Nominee”), which global notes will represent the 2020 Floating Rate Notes being sold to the Underwriters pursuant to the Agreement (the “2020 Floating Rate Global Notes”); (x) the form of each of two global notes, one of which will be in the principal amount of $500,000,000 and one of which will be in the principal amount of $250,000,000, and each of which will be dated June 27, 2018 and will be payable to the Nominee, which global notes will represent the 2021 Floating Rate Notes being sold to the Underwriters pursuant to the Agreement (the “2021 Floating Rate Global Notes”); (xi) the form of each of three global notes, two of which will each be in the principal amount of $500,000,000 and one of which will be in the principal amount of

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June 26, 2018

$250,000,000, and each of which will be dated June 27, 2018 and will be payable to the Nominee, which global notes will represent the 2020 Fixed Rate Notes being sold to the Underwriters pursuant to the Agreement (the “2020 Fixed Rate Global Notes”); (xii) the form of each of four global notes, three of which will each be in the principal amount of $500,000,000 and one of which will be in the principal amount of $250,000,000, and each of which will be dated June 27, 2018 and will be payable to the Nominee, which global notes will represent the 2021 Fixed Rate Notes being sold to the Underwriters pursuant to the Agreement (the “2021 Fixed Rate Global Notes”); (xiii) the form of six global notes, five of which will each be in the principal amount of $500,000,000 and one of which will be in the principal amount of $250,000,000, and each of which will be dated June 27, 2018 and will be payable to the Nominee, which global notes will represent the 2023 Notes being sold to the Underwriters pursuant to the Agreement (the “2023 Global Notes”); (xiv) the form of three global notes, each of which will be in the principal amount of $500,000,000, and each of which will be dated June 27, 2018 and will be payable to the Nominee, which global notes will represent the 2025 Notes being sold to the Underwriters pursuant to the Agreement (the “2025 Global Notes”); (xv) the form of six global notes, five of which will each be in the principal amount of $500,000,000 and one of which will be in the principal amount of $250,000,000, and each of which will be dated June 27, 2018 and will be payable to the Nominee, which global notes will represent the 2028 Notes being sold to the Underwriters pursuant to the Agreement (the “2028 Global Notes”); (xvi) the form of three global notes, each of which will be in the principal amount of $500,000,000, and each of which will be dated June 27, 2018 and will be payable to the Nominee, which global notes will represent the 2038 Notes being sold to the Underwriters pursuant to the Agreement (the “2038 Global Notes”); (xvii) the form of six global notes, each of which will be in the principal amount of $500,000,000, and each of which will be dated June 27, 2018 and will be payable to the Nominee, which global notes will represent the 2048 Notes being sold to the Underwriters pursuant to the Agreement (the “2048 Global Notes” and, together with the 2020 Floating Rate Global Notes, the 2021 Floating Rate Global Notes, the 2020 Fixed Rate Global Notes, the 2021 Fixed Rate Global Notes, the 2023 Global Notes, the 2025 Global Notes, the 2028 Global Notes and the 2038 Global Notes, the “Global Notes”); (xviii) extracts from minutes of meetings of the Board of Directors of the Company; (xix) certain written consents of the Executive Committee of the Board of Directors of the Company pertinent to the matters addressed in this opinion letter; (xx) the Series Terms Certificate Pursuant to the Indenture Relating to Floating Rate Notes Due 2020, dated as of June 20, 2018 (the “2020 Floating Rate Series Terms Certificate”); (xxi) the Series Terms Certificate Pursuant to the Indenture Relating to Floating Rate Notes Due 2021, dated as of June 20, 2018 (the “2021 Floating Rate Series Terms Certificate”); (xxii) the Series Terms Certificate Pursuant to the Indenture Relating to 2.850% Notes Due 2020, dated as of June 20, 2018 (the “2020 Fixed Rate Series Terms Certificate”); (xxiii) the Series Terms Certificate Pursuant to the Indenture Relating to 3.125% Notes Due 2021, dated as of June 20, 2018 (the “2021 Fixed Rate Series Terms Certificate”); (xxiv) the Series Terms Certificate Pursuant to the Indenture Relating to 3.400% Notes Due 2023, dated as June 20, 2018 (the “2023 Series Terms Certificate”); (xxv) the Series Terms Certificate Pursuant to the Indenture Relating to 3.550% Notes Due 2025, dated as June 20, 2018 (the “2025 Series Terms Certificate”); (xxvi) the Series Terms Certificate Pursuant to the Indenture Relating to 3.700% Notes Due 2028, dated as June 20, 2018 (the “2028 Series Terms

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Certificate”); (xxvii) the Series Terms Certificate Pursuant to the Indenture Relating to 3.950% Notes Due 2038, dated as June 20, 2018 (the “2038 Series Terms Certificate”); (xxviii) the Series Terms Certificate Pursuant to the Indenture Relating to 4.050% Notes Due 2048, dated as June 20, 2018 (the “2048 Series Terms Certificate” and, together with the 2020 Floating Rate Series Terms Certificate, the 2021 Floating Rate Series Terms Certificate, the 2020 Fixed Rate Series Terms Certificate, the 2021 Fixed Rate Series Terms Certificate, the 2023 Series Terms Certificate, the 2025 Series Terms Certificate, the 2028 Series Terms Certificate and the 2038 Series Terms Certificate, the “Series Terms Certificates”); and (xxix) such other documents, records and certificates as we considered necessary or appropriate to enable us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as photostatic, conformed, notarized or certified copies.

In rendering this opinion, we have assumed, without independent investigation or verification, that: (i) each natural person signing any document reviewed by us had the legal capacity to do so; (ii) each person signing in a representative capacity (other than on behalf of the Company) had the authority to sign in such capacity; (iii) the Agreement has been duly authorized and validly executed and delivered by the parties thereto other than the Company; (iv) at or prior to the time of delivery of the Global Notes, the authorization of the Notes and of each series of notes of which the Notes are a part, including the Series Terms Certificates, will not have been modified or rescinded and there will not have occurred any change in law affecting the validity or enforceability of the Notes; (v) the Global Notes executed and delivered by the Company as contemplated herein will be identical in form to the forms of the Global Notes examined by us as described herein; and (vi) (A) the Indenture is and, at the time of delivery of the Notes, will be the legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, (B) at the time of delivery of the Notes, the Indenture will continue to be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and (C) the Indenture has been at all pertinent times qualified pursuant to the Trust Indenture Act of 1939, as amended.

As to certain facts material to our opinion, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials, the Company and officers or other representatives of the Company and the representations of the Company in the Agreement.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, upon the execution of the Global Notes, the authentication of the Global Notes in accordance with the terms of the Indenture and the delivery of the Global Notes against payment therefor in accordance with the Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

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June 26, 2018

The foregoing opinions are qualified to the extent that the enforceability of the Indenture, the Notes or any related document or instrument may be limited by or subject to the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, conservatorship, fraudulent conveyance, fraudulent transfer or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) or public policy.

We note that the enforceability of specific provisions of the Indenture and the Notes may be subject to (i) standards of reasonableness and “good faith” limitations and obligations such as those provided in the New York Uniform Commercial Code and similar applicable principles of common law and judicial decisions and (ii) the course of dealings between the parties, the usage of trade and similar provisions of common law and judicial decision.

We express no opinion as to the enforceability of the severability clauses in Section 1.11 of the Original Indenture, Section 5 of the First Supplemental Indenture, Section 5 of the Second Supplemental Indenture, Section 5 of the Third Supplemental Indenture or Section 16 of the 2020 Floating Rate Global Notes, the 2020 Fixed Rate Global Notes, the 2021 Fixed Rate Global Notes, the 2023 Global Notes, the 2025 Global Notes, the 2028 Global Notes, the 2038 Global Notes and the 2048 Global Notes, and Section 17 of the 2021 Floating Rate Global Notes or any provision of the Indenture or the Global Notes that purports to waive or not give effect to rights to notice, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, including Section 1.15 and Section 12.01 of the Original Indenture and Section 13 of the 2020 Floating Rate Global Notes, the 2020 Fixed Rate Global Notes, the 2021 Fixed Rate Global Notes, the 2023 Global Notes, the 2025 Global Notes, the 2028 Global Notes, the 2038 Global Notes and the 2048 Global Notes and Section 14 of the 2021 Floating Rate Global Notes. We express no opinion with respect to the enforceability of (i) the parenthetical clause in Section 8.07(i) of the Original Indenture relating to the limitations on the compensation of trustees or (ii) Section 12.01 of the Original Indenture and Section 13 of the 2020 Floating Rate Global Notes, the 2020 Fixed Rate Global Notes, the 2021 Fixed Rate Global Notes, the 2023 Global Notes, the 2025 Global Notes, the 2028 Global Notes, the 2038 Global Notes and the 2048 Global Notes and Section 14 of the 2021 Floating Rate Global Notes to the extent that either of those provisions purport to waive liability for violation of securities laws. We express no opinion as to any provision of the Indenture that purports to confer subject matter jurisdiction in respect of bringing suits, enforcement of judgments or otherwise on any federal court, to the extent such court does not otherwise have such jurisdiction.

The foregoing opinions are limited in all respects to matters under and governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, as each is in force and effect as of the date of this opinion. We do not express any opinion as to the laws of any other jurisdiction.

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June 26, 2018

We consent to the filing by you of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof and the incorporation by reference of this opinion letter into the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP